UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	033-20897-D (Commission File Number)	91-2099117 (IRS Employer Identification No.)
22118 20th Avenue SE, Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On December 12, 2006, Helix BioMedix, Inc. (the “Company”) entered into a Non-Exclusive License Agreement (the “License Agreement”) with Grant Industries, Inc. (“GI”). Pursuant to the License Agreement, the Company granted to GI a non-exclusive license under certain Company patents and related technology to formulate certain proprietary Company peptides into premix products, and to market and sell those premix products for use in final products in the cosmetic and over-the-counter personal care market. The License Agreement includes certain sublicense rights. The initial term of the License Agreement is three years. In consideration for the license, GI agreed to pay royalties to the Company on its sales of premix products as set forth in the License Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: December 15, 2006	By:	/s/ David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer